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                                                                      EXHIBIT 21

THE GILLETTE COMPANY -- SUBSIDIARIES

NAME                                                             ORGANIZED UNDER LAWS OF
----                                                           ----------------------------
Gillette Argentina S.A.                                        Argentina
Gillette Australia Pty. Ltd.                                   Australia
NV Duracell Batteries S.A.                                     Belgium
Gillette Berlin Holding GmbH and Gillette Verwaltungs GmbH     Germany
  Partners in:
     Gillette Deutschland GmbH & Co.                           Germany
Gillette Holding GmbH                                          Germany
  Its subsidiary:
     Gillette Beteiligungs GmbH
     Its subsidiary:                                           Germany
       Braun GmbH                                              Germany
       Its subsidiaries:
          Braun de Mexico y Cia. de C.V.                       Mexico
          Braun Beteiligungsverwaltungs GmbH                   Germany
            Its subsidiaries:
               Braun Espanola, S.A.                            Spain
               Braun Ireland Ltd.                              Ireland
Gillette do Brasil, Inc.                                       Delaware
  Its subsidiary:
     Gillette do Brasil Ltda.                                  Brazil
Gillette Canada Holdings, Inc.                                 Delaware
  Its subsidiary:
     Gillette Canada Company                                   Nova Scotia
       Its subsidiaries:
          Oral-B Laboratories Pty. Limited                     Australia
          Oral-B Laboratories International Inc.               Delaware
Productos Gillette Chile Limitada                              Chile
Gillette (China) Limited                                       China
  Its subsidiary:
     Braun (Shanghai) Co. Ltd.                                 China
Gillette de Colombia S.A.                                      Colombia
Colton Gulf Coast, Inc.                                        Delaware
Colton North Central, Inc.                                     Delaware
Gillette Czech Inc.                                            Delaware
Gillette Eastern Europe, Inc.                                  Delaware
Gillette Group Danmark A/S                                     Denmark
Gillette Group Finland Oy                                      Finland
Gillette International B.V                                     Netherlands
  Its subsidiary:
     Grupo Gillette Espana S.L                                 Spain
Gillette Hong Kong Limited                                     Hong Kong
Gillette Foreign Sales Corporation Limited                     Jamaica
Gillette Korea Limited                                         Korea
Groupe Gillette France S.A.                                    France
Gilfin B.V                                                     Netherlands
  Its subsidiary:
     Parkfin Limited                                           United Kingdom
Compania Giva, S.A.                                            Delaware
Compania Interamericana Gillette, S.A.                         Panama
Gillette Egypt S.A.E                                           Egypt
Grupo Gillette Portugal, Limitada                              Portugal
Gillette Safety Razor Company                                  Massachusetts
  Its subsidiary:

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
NAME                                                             ORGANIZED UNDER LAWS OF
----                                                           ----------------------------
     Gillette Group Italy S.p.A                                Italy
Braun Gillette Japan Incorporated                              Delaware
Gillette Management Inc.                                       Delaware
Grupo Gillette S.A. de C.V.                                    Mexico
  Its subsidiary:
     Gillette de Mexico S.A. de C.V.                           Mexico
Gillette Group Norge A/S                                       Norway
Gillette del Peru, Inc. and Lima Manufacturing Company         Delaware
  Partners in:
     Gillette del Peru, S.C                                    Peru
Gillette (Philippines), Inc.                                   Philippines
Gillette Sanayi ve Ticaret A.S                                 Turkey
Duracell (S.E.A.) Pte. Ltd.                                    Singapore
Gillette Group South Africa (Pty.) Limited                     South Africa
Gillette South Asia Inc. and Saratoga Investment, Inc.         Delaware
  Their subsidiary:
     Gillette Group India Private Limited                      India
Gillette Group Sverige AB                                      Sweden
Gillette Group Switzerland AG                                  Switzerland
Gillette Industries Limited                                    United Kingdom
  Its subsidiaries:
     Gillette Group UK Limited                                 United Kingdom
     Gillette U.K. Limited                                     United Kingdom
     Braun (U.K.) Limited                                      United Kingdom
Gillette Petersburg Investment Inc.                            Delaware
  Its subsidiary:
     Petersburg Products International zao                     Russia
Gillette Poland S.A.                                           Poland
Gillette Home Diagnostics, Inc.                                Delaware
  Its subsidiary:
     Thermoscan Inc.                                           Delaware
Gillette Oral Care, Inc.                                       Delaware

     All of the voting securities of each subsidiary listed above are owned by its parent company or parent partners. The percentage ownership in Gillette India Limited, Shenmei Daily Use Products Limited Company, Gillette (Shanghai) Limited, Gillette Pakistan Limited, Duracell (China) Limited and Gillette (Shanghai) Sales Company Limited is 75%, 75%, 72%, 76.8%, 90% and 80%, respectively.

     There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.